SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 19, 2004

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada                               0-7246                               95-2636730

(State or Other Jurisdiction (Commission (IRS Employer

of Incorporation) File Number) Identification No.)

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code 304-842-3597 no change

(Former Name or Former Address, if Changed Since Last Report

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c). Exhibits.

99.1 Petroleum Development Corporation 2004 Annual Report to Stockholders

Item 9. Regulations FD Disclosures.

Petroleum Development Corporation ("the Company") has released its 2003 Annual Report to Stockholders for publication. By this current report on Form 8-K, the Company is furnishing its 2003 Annual Report to Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date April 19, 2004

By  /s/ Darwin L. Stump

        Darwin L. Stump

        Chief Financial Officer